BANK INVESTMENT FUND
FUND ONE
Series 1



INDEPENDENT AUDITOR`S REPORT ON
INTERNAL CONTROL
YEAR ENDED DECEMBER 31, 2004



INDEPENDENT AUDITOR`S REPORT ON
INTERNAL CONTROL


BOARD OF DIRECTORS
BANK INVESTMENT FUND    FUND ONE
Boston, Massachusetts


In planning and performing our audit of the financial statements of
Bank Investment Fund   Fund One for the year ended December 31, 2004,
we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Bank Investment Fund    Fund One is responsible for
establishing and maintaining internal control. In fulfilling this reponsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity`s objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may
occur and may not be detected.   Also, projection of any evaluation of
internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

We consent to the use of this opinion in connection with the filing of the report of Bank Investment Fund Fund One with the Securities and Exchange Commission on Form N-SAR.


This report is intended solely for the information and use of management and the Board of Directors of Bank Investment Fund Fund One and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Parent, McLaughlin & Nangle
Certified Public Accountants


January 20, 2005








BANK INVESTMENT FUND
LIQUIDITY FUND
Series 2


INDEPENDENT AUDITOR`S REPORT ON
INTERNAL CONTROL
YEAR ENDED DECEMBER 31, 2004



INDEPENDENT AUDITOR`S REPORT ON
INTERNAL CONTROL


BOARD OF DIRECTORS
BANK INVESTMENT FUND    LIQUIDITY FUND
Boston, Massachusetts


In planning and performing our audit of the financial statements of
Bank Investment Fund    Liquidity Fund for the year ended December 31,
2004, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Bank Investment Fund   Liquidity Fund is responsible
for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity`s objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

We consent to the use of this opinion in connection with the filing of the report of Bank Investment Fund Liquidity Fund with the Securities and Exchange Commission on Form N-SAR.


This report is intended solely for the information and use of management and the Board of Directors of Bank Investment Fund
Liquidity Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Parent McLaughlin & Nangle
Certified Public Accountants


January 20, 2005